Contact:

Mary Coleman

Savient Pharmaceuticals, Inc.

information@savient.com

(732) 418-9300

Savient Pharmaceuticals Reports Fourth Quarter and Year-End 2009 Financial Results

Conference Call Scheduled for February 26, 2010 at 10:00 a.m. EST

EAST BRUNSWICK, N.J. - (February 25, 2010) - Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three months and year ended December 31, 2009, ending the quarter with $108.2 million in cash and short-term investments, an increase of $29.6 million from December 31, 2008. In October 2009, the Company raised $61.4 million in cash, net of $4.3 million of offering costs from a secondary offering. For the fourth quarter of 2009, the Company had a net loss of $0.2 million, or $0.00 per share, on total revenues of $0.9 million. For the year ended December 31, 2009, the Company had a net loss of $90.9 million, or $1.51 per share, on total revenues of $3.0 million.

Operational Highlights:

  Completed the manufacture of three consecutive batches of pegloticase active pharmaceutical ingredient (API) drug substance at our third party contract manufacturer (CMO), in our effort to revert to the manufacturing process used to manufacture pegloticase API drug substance from our pivotal KRYSTEXXA™ (pegloticase) Phase 3 clinical trials.

  Received the analytical test results performed on these batches. Based on these results, we believe that we have successfully reverted to the Phase 3 manufacturing process and that the pegloticase API drug substance and final drug product produced in this validation campaign are comparable to the material used in the Phase 3 trials.

  Our CMO submitted to the U.S. Food and Drug Administration (FDA), reports of the steps that it has completed to date with the goal of addressing the deficiencies and other observations identified by the FDA during its pre-approval inspection of our CMO's manufacturing facility and in an October 2009 communication from the FDA. In February 2010, our CMO received a letter from the FDA stating that the corrective actions implemented and the additional commitments made by our CMO appear to address the FDA's concerns. The FDA also stated in its letter that it will verify these corrective actions and additional commitments during the FDA's next inspection of our CMO's facility.

  Planned resubmission of the BLA for KRYSTEXXA is on track to be filed in March 2010.

"During the second half of 2009, we enhanced our cash position and significantly reduced our operating costs. We enter 2010 well positioned to continue to execute on our core objective of seeking FDA regulatory approval for KRYSTEXXA," stated Paul Hamelin, President of Savient. "Over the past several months, we believe that we have successfully addressed the outstanding items identified by the FDA in its July 31, 2009 complete response letter as necessary for resubmission of our BLA. We believe these achievements keep us on track to file the BLA resubmission for KRYSTEXXA to the FDA in March 2010. If approved, we believe that KRYSTEXXA will prove to be a transformational drug for the treatment of chronic gout in patients refractory to conventional therapy."

The net loss for the fourth quarter of 2009 was $0.2 million, or $0.00 per basic and diluted share, on total revenues of $0.9 million, compared with a net loss of $24.2 million, or $0.45 per basic and diluted share, on total revenues of $1.1 million for the fourth quarter of 2008. Significantly offsetting our net loss for the three months ended December 31, 2009 is a non-cash gain of $12.4 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering. On a non-Generally Accepted Accounting Principles (GAAP) basis, excluding the $12.4 million valuation adjustment, our net loss for the fourth quarter of 2009 was $12.6 million, or $0.19 per basic and diluted share, compared with a GAAP net loss for the fourth quarter of 2008 of $24.2 million, or $0.45 per basic and diluted share.

The net loss for the year ended December 31, 2009 was $90.9 million, or $1.51 per basic and diluted share, on total revenues of $3.0 million, compared with a net loss of $84.2 million, or $1.57 per basic and diluted share, on total revenues of $3.2 million for the same period in 2008. The net loss for the year ended December 31, 2009 includes a non-cash charge of $11.7 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering. On a non-GAAP basis, excluding the $11.7 million non-cash charge, our net loss for the year ended December 31, 2009 was $79.2 million, or $1.32 per basic and diluted share, compared with a GAAP net loss of $84.2 million for the year ended December 31, 2008, or $1.57 per basic and diluted share.

Financial Results of Operations for the Three Months Ended December 31, 2009

Total revenues for the fourth quarter of 2009 were $0.9 million, compared with $1.1 million for the fourth quarter of 2008, a decrease of $0.2 million, or 21%. The decrease was due to lower net product sales of our authorized generic oxandrolone product due to increased generic competition.

Research and development expenses for the fourth quarter of 2009 were $9.7 million, compared with $17.7 million for the fourth quarter of 2008, a decrease of $8.0 million, or 46%. The decrease was primarily due to $3.9 million in lower manufacturing related expenses including $2.2 million of lower technology transfer costs from our proposed secondary source supplier of pegloticase API as the majority of the work was completed in the prior year or postponed until 2010, and $2.5 million of raw material purchases during the same period in 2008. The lower costs were also due to $1.6 million in decreased expenses relating to clinical and research studies primarily resulting from the wind down of the Open Label Extension (OLE) study in 2009.

Selling, general and administrative expenses for the fourth quarter of 2009 were $5.4 million, compared with $8.3 million for the fourth quarter of 2008, a decrease of $2.9 million, or 35%. The decrease was primarily due to lower marketing expenses in preparation for the commercial launch of KRYSTEXXA as the FDA marketing review for KRYSTEXXA has been delayed.

Other income, net for the fourth quarter of 2009 was $12.3 million, compared with $0.1 million for the fourth quarter of 2008, an increase of $12.2 million. The increase resulted from a non-cash gain of $12.4 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering.

Financial Results of Operations for the Year Ended December 31, 2009

Total revenues for the year ended December 31, 2009 were $3.0 million, compared with $3.2 million for the year ended December 31, 2008, a decrease of $0.2 million, or 7%. This decrease resulted primarily from lower net product sales of Oxandrin® and our authorized generic oxandrolone product due to increased generic competition.

Research and development expenses for the year ended December 31, 2009 were $51.7 million, compared with $55.5 million for the year ended December 31, 2008, a decrease of $3.8 million, or 7%. The decrease was primarily due to $2.0 million in lower manufacturing related expenses including $4.3 million of decreased technology transfer costs from our proposed secondary source supplier of pegloticase API as the majority of the work was completed in the prior year. Partially offsetting the lower technology transfer expenses were higher costs of $2.8 million for commercial batch production of KRYSTEXXA at our CMO. The decreased expenses were also due to $1.9 million in lower clinical studies and research costs as a result of the wind down of the OLE study in 2009, and toxicology studies in the prior year.

Selling, general and administrative expenses for the year ended December 31, 2009 were $30.8 million, compared with $35.6 million for the year ended December 31, 2008, a decrease of $4.8 million, or 13%. This decrease was primarily due to a $3.1 million decrease in legal expenses as a result of Oxandrin-related patent infringement litigation. Additionally, marketing expenses for the preparation of the commercial launch of KRYSTEXXA decreased $1.5 million as a result of the delay in FDA marketing review for KRYSTEXXA.

Other expense, net for the year ended December 31, 2009 was $12.1 million, compared with $0.4 million for the year ended December 31, 2008, an increase of $11.7 million. The increase resulted from a non-cash charge of $11.7 million due to a valuation adjustment relating to warrants that we issued in connection with our April 2009 registered direct offering.

Investment income for the year ended December 31, 2009 was $0.3 million, compared with $1.1 million for the year ended December 31, 2008, a decrease of $0.8 million, or 75%. The decrease was due to lower dividend and interest income driven by reduced levels of cash, cash equivalents and investment balances coupled with lower yields earned on these investments.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission (SEC): non-GAAP net loss and non-GAAP loss per basic and diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of valuation adjustments associated with our outstanding warrants to purchase shares of our common stock, these non-GAAP measures should not be relied upon independently.

Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and our competitors' operating results. We believe that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Below is a reconciliation of the non-GAAP net loss and loss per basic and diluted share amounts presented in this press release to the GAAP net loss and loss per basic and diluted share amounts presented in this press release (amounts in millions except per share data):

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP net Loss	$(0.2)	$(24.2)	$(90.9)	$(84.2)
Impact of change in warrant valuation	12.4	-	(11.7)	-

Non-GAAP net Loss	$(12.6)	$(24.2)	$(79.2)	$(84.2)

GAAP loss per basic and diluted share	$(0.00)	$(0.45)	$(1.51)	$(1.57)
Impact of change in warrant valuation	0.19	-	(0.19)	-

Non-GAAP loss per basic and diluted share	$(0.19)	$(0.45)	$(1.32)	$(1.57)

CONFERENCE CALL

Savient's management team will host a live conference call and webcast on Friday, February 26, 2010 at 10:00 a.m. Eastern Time to review the fourth quarter and year-end 2009 financial results. To participate by telephone, please dial 888-357-3694 (Domestic) or 973-890-8276 (International). The conference identification number is 53622474. The live and archived webcast can be accessed on the investor relations section of the Savient website at www.savient.com. Please log on to Savient's website 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be necessary.

A telephone replay will be available from 1:00 p.m. Eastern Time on February 26, 2010 through 11:59 p.m. Eastern Time on March 12, 2010 by dialing 800-642-1687 (Domestic) or 706-645-9291 (International) and entering conference ID number 53622474.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing KRYSTEXXA™ (pegloticase) for the treatment of chronic gout in patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA, formerly referred to as Puricase®, from Duke University and Mountain View Pharmaceuticals, Inc. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.

FORWARD-LOOKING LANGUAGE

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the results of Savient's actions and efforts in support of its planned resubmission of the KRYSTEXXA™ (pegloticase) BLA, the results of the reversion to and revalidation of the Phase 3 manufacturing process, whether our third-party contract manufacturing organization will successfully address the deficiencies and observations cited by the FDA at its facility, the timing of our BLA resubmission to the FDA in response to the complete response letter, the efficacy and safety of KRYSTEXXA, potential FDA approval for KRYSTEXXA whether any further clinical trials will be required, and potential market acceptance of KRYSTEXXA, if approved, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, our Phase 3 clinical data, our current understanding of the complete response letter and on current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, the possibility that the FDA may raise further issues regarding the BLA for KRYSTEXXA or require that we conduct additional clinical trials; reliance on third parties to manufacture, market and distribute our products; our ability to complete the development of and execute upon our commercial strategy for KRYSTEXXA; difficulties in obtaining financing; potential development of alternative or more effective products by competitors; economic, political and other risks associated with foreign operations; risks associated with maintaining protection of our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release to shareholders. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

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SVNT-I

(Tables to Follow)

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SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$108,172	$76,315
Short-term investments (including restricted investments)	3	2,282
Accounts receivable, net	352	822
Inventories, net	585	1,892
Recoverable income taxes	2,006	5,526
Prepaid expenses and other current assets	1,402	2,782
Total current assets	112,520	89,619
Deferred income taxes, net	4,200	4,200
Property and equipment, net	993	1,393
Other assets (including restricted cash and investments)	1,295	3,010
Total assets	$119,008	$98,222
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$7,915	$5,888
Deferred revenues	73	451
Warranty liability	24,239	-
Other current liabilities	12,473	18,650
Total current liabilities	44,700	24,989
Other liabilities	10,109	9,809
Commitments and contingencies
Stockholders' Equity:
Preferred stock - $.01 par value 4,000,000 shares authorized; no shares issued	-	-
Common stock - $.01 par value 150,000,000 shares authorized; 66,933,000 issued and outstanding at December 31, 2009 and 54,654,000 shares issued and outstanding at December 31, 2008	669	547
Additional paid in capital	305,994	214,467
Accumulated deficit	(242,467)	(151,614)
Accumulated other comprehensive income	3	24
Total stockholders' equity	64,199	63,424
Total liabilities and stockholders' equity	$119,008	$98,222

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues:
Product sales, net	$864	$1,070	$2,956	$3,028
Other revenues	-	28	4	153
	864	1,098	2,960	3,181
Cost and expenses:
Cost of goods sold	369	299	1,606	1,154
Research and development	9,655	17,726	51,726	55,488
Selling, general and administrative	5,387	8,273	30,790	35,550
	15,411	26,298	84,122	92,192

Operating loss from continuing operations	(14,547)	(25,200)	(81,162)	(89,011)
Investment income (expense), net	16	(558)	289	1,146
Other income (expense), net	12,305	67	(12,051)	(393)

Loss from continuing operations before income taxes	(2,226)	(25,691)	(92,924)	(88,258)
Income tax benefit	(2,007)	(1,344)	(2,071)	(5,017)

Loss from continuing operations	(219)	(24,347)	(90,853)	(83,241)
Income (loss) from discontinued operations, net of taxes	-	142	-	(928)

Net loss	$(219)	$(24,205)	$(90,853)	$(84,169)

Loss per common share, from continuing operations:
Basic and diluted	$-	$(0.45)	$(1.51)	$(1.55)

Earnings (loss) per common share, from discontinued operations:
Basic and diluted	$-	$-	$-	$(0.02)

Loss per common share:
Basic and diluted	$-	$(0.45)	$(1.51)	$(1.57)

Weighted average number of common and common equivalent shares:
Basic and diluted	65,353	53,694	59,997	53,533